Exhibit 4.2

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of February 6, 2026,

among

UNITED AIRLINES HOLDINGS, INC.,

UNITED AIRLINES, INC.,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

TABLE OF CONTENTS

Page

Section 1. Defined Terms		1

Section 2. Relation to Original Indenture		1

Section 3. Terms of the Notes		1
3.1	Issuer	1
3.2	Title and Form	1
3.3	Aggregate Principal Amount	1
3.4	Principal Payment	1
3.5	Interest	1
3.6	Method of Payment	2
3.7	Optional Redemption	2
3.8	Global Notes	4
3.9	Legends on Notes	5
3.10	Note Denominations	6
3.11	No Sinking Fund	6
3.12	Indenture Covenants	6
3.13	Note Guarantee	6
3.14	Amendments	6
3.15	Further Issuances	7
3.16	No Reissuance of Notes	7

Section 4. Additional Covenants Applicable to the Notes		8
4.1	Offer to Repurchase Upon Change of Control Triggering Event	8
4.2	Limitation on Liens	10

Section 5. Changes in Events of Default Applicable to the Notes		11

Section 6. Acceleration		12

Section 7. Additional Definitions		12

Section 8. Miscellaneous		19
8.1	Governing Law	19
8.2	Counterparts	19
8.3	Trustee Not Responsible for Recitals	19
8.4	Confirmation of Indenture	20
8.5	Conflict with Trust Indenture Act	20

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Notation of Note Guarantee

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SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 6, 2026 (the “Seventh Supplemental Indenture”), among United Airlines Holdings, Inc. (formerly known as United Continental Holdings, Inc.) (“UAL” or the “Issuer”), United Airlines, Inc. (“United”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of May 7, 2013 (the “Original Indenture”), among UAL, United and the Trustee. The Original Indenture as supplemented by this Seventh Supplemental Indenture is hereinafter called the “Indenture.”

WHEREAS, Section 9.01 of the Original Indenture permits supplements thereto to establish the form or terms of Securities pursuant to Article II of the Original Indenture; and

WHEREAS, as contemplated by Section 2.02 of the Original Indenture, UAL wishes to establish the terms of a new Series of Securities (the “Notes”) pursuant to this Seventh Supplemental Indenture.

NOW, THEREFORE, this Seventh Supplemental Indenture witnesseth:

Section 1. Defined Terms. For purposes of this Seventh Supplemental Indenture, all terms defined in the Original Indenture and used herein have such defined meanings unless otherwise defined herein. In addition, Section 7 hereof sets forth certain defined terms for purposes of this Seventh Supplemental Indenture.

Section 2. Relation to Original Indenture. The Original Indenture is supplemented and modified as set forth in this Seventh Supplemental Indenture for purposes of the Notes. This Seventh Supplemental Indenture shall not affect any Series of Securities other than the Notes.

Section 3. Terms of the Notes. The terms of the Notes shall be as follows:

3.1 Issuer. The issuer of the Notes shall be UAL.

3.2 Title and Form. The title of the Notes is 4.875% Senior Notes due 2029. The Notes shall be in registered form and in substantially the form attached hereto as Exhibit A.

3.3 Aggregate Principal Amount. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is initially limited to $1,000,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes, and subject to increase as set forth in Section 3.15 hereof.

3.4 Principal Payment. The outstanding principal amount of the Notes shall be due and payable on March 1, 2029.

3.5 Interest. The outstanding principal amount of the Notes shall bear interest at the rate of 4.875% per annum, payable in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on September 1, 2026, to the Persons in whose names the Notes are registered at the close of business on the February 15 and August 15, respectively, next preceding such Interest Payment Date (each, a “Regular Record Date”). Interest shall accrue from the most recent date to which interest has been paid or for which interest has been provided, or, if no interest has been paid or provided for, from February 6, 2026. Interest due on any date shall be the amount accrued to but excluding such due date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day without any interest or other payment due to the delay.

3.6 Method of Payment. Principal of, premium (if any) and interest on the Notes shall be payable as provided in Section 2.15 of the Original Indenture. Notwithstanding the foregoing, payments of principal of, premium (if any) and interest on the Notes represented by one or more Global Notes will be made as provided in Section 3.8 hereof.

3.7 Optional Redemption.

(a)  The Issuer, at its option, may redeem the Notes, in whole or in part, at any time and from time to time. If the Notes are redeemed at any time prior to December 1, 2028 (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date, and assuming final maturity on the Par Call Date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed, if any, up to, but not including such redemption date.

On or after the Par Call Date, the Issuer may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, such redemption date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(b)  Subject to the remaining terms of this Section 3.7, Article III of the Original Indenture shall apply to any such redemption, except that, for purposes of such application:

(1)            the second sentence of Section 3.02 of the Original Indenture shall be amended to read as follows: “The Trustee shall make the selection at least 10 days but no more than 60 days before the redemption date from the Notes not previously called for redemption.”

(2)            the third sentence of Section 3.02 of the Original Indenture shall be amended to read as follows: “Notes and portions thereof that the Trustee selects shall be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.”

(3)            the first sentence of Section 3.03 of the Original Indenture shall be amended to read as follows: “At least 10 days but not more than 60 days before the redemption date of the Notes to be redeemed, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.”

(c)  If less than all outstanding Notes are to be redeemed, any selection of Notes to be redeemed shall be subject to applicable procedures of The Depository Trust Company (“DTC”) so long as it is the Depositary.

(d)  For purposes of any redemptions pursuant to this Section 3.7, the term “Treasury Rate” shall have the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us on the third Business Day preceding the redemption date by taking the simple average of the yields to maturity for each of the five Business Days immediately preceding such third Business Day based upon the yield or yields that appear after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), for such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If for any of such five Business Days immediately preceding the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(e)  Any optional redemption (pursuant to this Section 3.7 or Section 4.1(e)) may, at the Issuer’s discretion, be conditioned upon the satisfaction or waiver of one or more conditions, including (1) the occurrence of a Change of Control or (2) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. If such redemption is subject to satisfaction or waiver of one or more conditions, such notice of conditional redemption shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice of conditional redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by the Issuer on or before the redemption date. The Issuer will provide notice to the holders of the Notes subject to the notice of conditional redemption of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Issuer will provide notice to the holders of the Notes subject to the notice of conditional redemption of any waiver of a condition or failure to meet such conditions no later than the redemption date. The Issuer will provide notice to the Trustee in no event less than one Business Day prior to the redemption date if any such redemption has been rescinded or delayed. Upon the Trustee’s receipt of the notice of conditional redemption and as specified in such notice, (i) the notice of conditional redemption shall be automatically rescinded and the Issuer will have no obligation to redeem the Notes subject to the notice of conditional redemption or (ii) the redemption date shall automatically be delayed until the new redemption date specified in such notice, as applicable. Promptly after receipt of such notice but in no event less than one Business Day prior to the redemption date, the Trustee shall provide a copy thereof to DTC in order for such notice to be given to each holder of the Notes in accordance with applicable procedures of DTC.

3.8 Global Notes. The Notes shall initially be issued in the form of one or more Global Securities registered in the name of DTC, which shall be the initial Depositary with respect to the Notes, or its nominee (a “Global Note”), which shall be delivered to the Trustee as custodian for the Depositary or its nominee. The Paying Agent shall make payments of principal, premium, if any, or interest due on the Notes represented by one or more Global Notes to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Note or Global Notes, by wire transfer of immediately available funds to the account designated by such registered holder.

3.9 Legends on Notes.

(a)  In addition to the legend set forth in Section 2.14(c) of the Original Indenture, so long as DTC is the Depositary, each Global Note registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(b)  All Notes shall bear a legend substantially in the following form:

“BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO THE ISSUER AND THE TRUSTEE THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (COLLECTIVELY, “PLANS”), AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES ASSETS OF ANY PLAN OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.

IF THE PURCHASER OR TRANSFEREE OF A NOTE IS A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, IT WILL BE DEEMED TO REPRESENT,

WARRANT AND AGREE THAT (I) NONE OF THE ISSUER, THE GUARANTOR, OR THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES, HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN NOTES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE PLAN’S ACQUISITION OF NOTES (UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED); AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.”

3.10 Note Denominations. The Notes shall be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

3.11 No Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund.

3.12 Indenture Covenants. The covenants set forth in Article IV and Article V of the Original Indenture shall apply to the Notes.

3.13 Note Guarantee. United (the “Guarantor”) fully and unconditionally guarantees the Notes pursuant to Article X of the Original Indenture (the “Note Guarantee”). The Notation of Note Guarantee substantially in the form attached hereto as Exhibit B shall be executed by United and attached to each Note authenticated pursuant to the Indenture.

3.14 Amendments.

(a)  The first sentence of Section 2.03 of the Original Indenture shall be amended and restated to read as follows:

“One or more Officers of the Issuer for a Series shall sign the Securities of such Series on behalf of the Issuer by manual, electronic or facsimile signature.”

(b)  The first sentence of the third paragraph of Section 2.03 of the Original Indenture shall be amended and restated to read as follows:

“A Security shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.”

(c)  Section 4.02 of the Original Indenture shall be amended to insert the following at the end of the first sentence thereof:

“Reports, information and documents filed by UAL with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no duty to review or analyze reports delivered to it.”

(d)  Section 9.01(1) of the Original Indenture shall be amended to insert the following at the end thereof:

“, or to evidence the succession of another Person to the Guarantor pursuant to Section 10.04 and the assumption by such successor of the Guarantor’s covenants, agreements and obligations in this Indenture and with respect to the Securities;”

(e)  Section 9.01(9) of the Original Indenture shall be amended and restated to read as follows:

“to make any change that does not adversely affect the rights of any Holder of Notes in any material respect;”

(f)  Section 9.02(7) of the Original Indenture shall be amended and restated to read as follows:

“except as provided under Article VIII hereof or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to this Indenture, release any Securities Guarantor from any of its obligations under its Securities Guarantee or make any change in a Securities Guarantee that would adversely affect such Holder; or”

(g)  The last sentence of the first paragraph of Section 10.02 of the Original Indenture shall be amended and restated to read as follows:

“The signature of any of these officers on the Securities Guarantees may be manual, electronic or facsimile.”

(h)  The second paragraph of Section 10.02 of the Original Indenture shall be amended and restated to read as follows:

“Securities Guarantees bearing the manual, electronic or facsimile signatures of the individuals who were the proper officers of the Securities Guarantor shall bind the Securities Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to or after the authentication and delivery of the Securities upon which such Securities Guarantees are endorsed or did not hold such offices at the date of such Securities.”

3.15 Further Issuances. The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the Notes.

3.16 No Reissuance of Notes. The Issuer may not reissue a Note that has matured, been redeemed, been purchased by the Issuer at the Holder’s option upon a Change of Control

Triggering Event or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note.

Section 4. Additional Covenants Applicable to the Notes. The following covenants shall be applicable for purposes of the Notes:

4.1 Offer to Repurchase Upon Change of Control Triggering Event.

(a)  Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has otherwise exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

(b)  Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless the Issuer has otherwise exercised its right to redeem the Notes, the Issuer will deliver a notice to each Holder of the unredeemed Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer; provided that, at the Issuer’s option, the Issuer may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control; provided further that such notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Such notice will also state, among other things:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(2)            the purchase price and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);

(3)            that any Note not tendered will continue to accrue interest;

(4)            that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Triggering Event will cease to accrue interest after the Change of Control Payment Date;

(5)            that Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer must surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)            that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telex, facsimile transmission, email or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(7)            that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)  On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Issuer shall issue, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)  Notwithstanding anything to the contrary in the Indenture or the Notes, the Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer. For avoidance of doubt, for purpose of this Section 4.1 and the requirement for delivery of a Change of Control Offer, delivery by the Issuer of a notice of redemption with respect to any Notes pursuant to Section 3.7 shall, so long as such redemption is not (or has otherwise ceased to) be conditional in accordance with Section 3.7(e), be considered an exercise of the Issuer’s right to redeem such Notes unless and until there is a default in payment of the applicable redemption price.

(e)  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of such Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant interest payment date). The provisions of Article III of the Original Indenture and Section 3.7(e) hereof shall, except as modified by the preceding sentence, apply to any redemption pursuant to this Section 4.1(e).

(f)  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions set forth in this Section 4.1, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under this Section 4.1 by virtue of any such conflict.

(g)  For the avoidance of doubt, the Issuer’s failure to make a Change of Control Offer would constitute a Default under clause (3) of Section 6.01 of the Indenture and not clause (1) or (2) thereof, but the failure of the Issuer to pay the Change of Control Payment when due shall constitute a Default under clause (1) of Section 6.01 thereof.

4.2 Limitation on Liens.

(a)  The Issuer will not, and will not permit any Material Subsidiary to, at any time subject to any Lien any Covered Property to secure any Indebtedness or Capital Lease, unless the Notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and the Issuer covenants that if and when any such Lien is created, the Notes will be so secured thereby; provided, that, the foregoing shall not apply to:

(1)            (A) Liens on Covered Property outstanding on the Closing Date securing Indebtedness or Capital Leases outstanding on the Closing Date (and as in effect on the Closing Date) and (B) Liens on Covered Property (including cure collateral) incurred after the Closing Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on the Closing Date (and as in effect on the Closing Date);

(2)            any Lien on any Covered Property (A) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (B) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to the Issuer or any of its Subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within 180 days after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to the Issuer or any of its Subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3) Liens by a Subsidiary of the Issuer as security for Indebtedness or Capital Lease owed to the Issuer or any of its Subsidiaries;

(4) a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Issuer or any of its Subsidiaries in the ordinary course of business on moneys of the Issuer or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5) Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (5) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of the Issuer and its Subsidiaries secured by such Lien; and

(7) other Liens not permitted by any of the foregoing clauses (1) through (6) on any Covered Property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (7) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (7) subsequent to the Closing Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.

(b)  Any Lien that is granted to secure the Notes in accordance with this Section 4.2 shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the Notes.

Section 5. Changes in Events of Default Applicable to the Notes.

(a)  Clauses (3), (4) and (5) of Section 6.01 of the Original Indenture shall be amended and restated to read as follows:

“(3) failure by the Issuer or the Guarantor to comply in any material respect with any of the covenants or agreements applicable to the Notes to which the Issuer or the Guarantor is subject (other than those referred to in (1) or (2) above) and such failure continues for 90 days after the notice specified below;

(4) the Issuer or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 90 days, that:

(A) is for relief against the Issuer or the Guarantor in an involuntary case;

(B) appoints a Custodian of the Issuer or the Guarantor or all or substantially all of the property of the Issuer or the Guarantor; or

(C) orders the winding up or liquidation of the Issuer or the Guarantor or any similar relief is granted under any foreign laws.”

(b)  The following shall be added to Section 6.01 of the Original Indenture following clause (5):

“(6)      except as permitted by the Indenture, the Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor denies or disaffirms in writing its obligations under the Note Guarantee.”

Section 6. Acceleration. Section 6.02 of the Original Indenture shall be amended and restated to read as follows:

“Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(4) or (5) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes outstanding may, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), declare the principal amount of, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture occurs, the principal amount of, and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Notes have been cured or waived except nonpayment of the principal amount of, and accrued and unpaid interest on all Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.”

Section 7. Additional Definitions. The following definitions shall be applicable for purposes of this Seventh Supplemental Indenture (and, if any term defined below is also defined in the Original Indenture, the definition below shall supersede the definition of such term in the Original Indenture):

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing.

“Airline/Parent Merger” means the merger or consolidation, if any, of United and UAL.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Brand Assets” means all (a) worldwide rights, owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by UAL, United or any of their Subsidiaries, in and to all Intellectual Property comprising, or associated with, (i) all Trademarks that include the word “United” or phrase “United Airlines” or any successor brand, and all variations of the foregoing (including any Trademarks confusingly similar thereto, derived therefrom or containing the key elements thereof) (collectively, the “Brand Trademarks”), (ii) the “united.com” domain name and similar domain names or any successor domain names (collectively, the “Brand Domain Names”), and (iii) other Trademarks, and any rights associated with any of the foregoing, owned or purported to be owned by and/or associated with UAL, United or any of their Subsidiaries (including, for avoidance of doubt, Continental Airlines, Inc. and United Continental Holdings, Inc. and any other predecessor of UAL, United or any of their Subsidiaries) (collectively, the “Other Brand Trademarks”), including (A) all causes of action and claims now or hereafter held by UAL, United or any of their Subsidiaries in respect of the Brand Trademarks, Brand Domain Names and Other Brand Trademarks, including, without limitation, the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof and (B) all other Trademark rights corresponding thereto and all other Trademark rights of any kind whatsoever accruing under the Brand Trademarks, Brand Domain Names and Other Brand Trademarks; and including license, sublicence, contribution, lending, administrative, operating, services, management, co-branding, partnering or similar agreements related to or entered into in connection with the foregoing, and all proceeds of the foregoing, and (b) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the Brand Assets Group.

“Brand Assets Group” means, each Subsidiary of United and UAL (other than United) whose primary business activity is to hold, own, operate, manage, or serve Brand Assets.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)            the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that the sale by United of all or substantially all of its properties or assets to UAL shall not constitute a Change of Control; or

(2)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer (measured by voting power rather than number of shares), other than (i) any such transaction where the Voting Stock of the Issuer (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares) or (ii) any merger or consolidation of the Issuer with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); provided that the occurrence of the Airline/Parent Merger shall not be deemed to constitute a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in Section 4.1(a) hereof.

“Change of Control Payment” has the meaning assigned to that term in Section 4.1(a) hereof.

“Change of Control Payment Date” has the meaning assigned to that term in Section 4.1(b)(2) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Closing Date” means the date of original issuance of the Notes.

“Consolidated Tangible Assets” means, at any date of determination, the total assets of UAL and its Subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of UAL filed with the SEC, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of UAL or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Covered Property” means any property, tangible or intangible, real or personal, or asset of UAL or any UAL Subsidiary, other than any Aircraft Assets, Brand Assets, SRG Assets or Loyalty Assets.

“DTC” has the meaning assigned to that term in Section 3.7(c).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“FAA Slot” means, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to U.S. Federal Aviation Administration or U.S. Department of Transportation regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“Foreign Slot” means, in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or take-off at a specific time or during a specific time period.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Gate Leaseholds” means, at any time, all of the right, title, privilege, interest, and authority now or hereafter acquired or held by United or any other applicable UAL subsidiary in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which United or any other UAL subsidiary conducts scheduled operations.

“Global Note” has the meaning assigned to that term in Section 3.8.

“Guarantor” means United.

“Indebtedness” means any Person’s obligation for borrowed money, including without limitation all obligations evidenced by bonds, debentures, notes or similar instruments.

“Intellectual Property” means all (a) patents, applications for patents and statutory invention registrations, including reissues, divisions, provisionals, non-provisionals, continuations, renewals, re-examinations, extensions and continuations-in-part of the foregoing, (b) Trademarks, (c) registered or unregistered copyrights, copyrightable subject matter, works of authorship, mask works, rights of publicity and all other rights in any works of authorship and all derivative works, translations, adaptations and combinations of any of the foregoing, all applications and registrations therefor, and renewals, extensions and reversions thereof, (d) Trade Secrets, (e) designs, design registrations, design registration applications and integrated circuit topographies, (f) rights in databases and data collections, (g) moral and economic rights of authors and inventors, however denominated, (h) other intellectual property and proprietary rights in all forms and media, and all goodwill associated therewith, now known or hereafter recognized in any jurisdiction worldwide, whether registered or unregistered, and (i) similar or equivalent rights to any of the foregoing, including those arising under international treaties and convention rights.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Interest Payment Date” has the meaning assigned to that term in Section 3.5.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.

“Loyalty Assets” means all assets which are primarily related to, or used or entered into in connection with, the MileagePlus Program, or which are owned or held by the MileagePlus Group, including, without limitation, (i) Intellectual Property primarily used in or required or necessary to operate the MileagePlus Program, (ii) license, sublicence, contribution, operating, services, lending, administrative, management or similar agreements related to or entered into in connection with the MileagePlus Program, (iii) co-branding, partnering or similar agreements related to or entered into in connection with the MileagePlus Program, (iv) data used, generated or produced as part of the MileagePlus Program, (v) miles, points or other units of currency under the MileagePlus Program, and agreements governing the sale, transfer or redemption thereof, (vi) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the MileagePlus Group, (vii) any cash or securities or deposit accounts related to the foregoing, and (viii) all proceeds of any of the foregoing.

“Material Subsidiary” means, at any date of determination, any of UAL’s Subsidiaries that, together with its Subsidiaries, (i) for UAL’s most recently completed four full fiscal quarters for which consolidated financial statements have been filed with the SEC, accounted for more than 10.0% of the consolidated revenues of UAL and its Subsidiaries or (ii) as of the end of UAL’s most recent fiscal quarter for which consolidated financial statements have been filed with the SEC, was the owner of more than 10.0% of the consolidated assets of UAL and its Subsidiaries.

“MileagePlus Group” means, collectively, MPH and each of its Subsidiaries (including Mileage Plus Intellectual Property Assets, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands), and any other Subsidiary of United or UAL (excluding United) whose primary business activity is to hold, own or operate assets (including Equity Interests) primarily related to, or used or entered into in connection with, the MileagePlus Program.

“MileagePlus Program” means any loyalty program which is operated, owned or controlled, directly or indirectly by MPH, UAL or United or any of their respective Subsidiaries, or principally associated with MPH, UAL or United or any of their respective Subsidiaries, as in effect from time to time, whether under the “MileagePlus” name or otherwise (in each case including any successor program).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MPH” means Mileage Plus Holdings, LLC, a Delaware limited liability company.

“Note Guarantee” has the meaning assigned to that term in Section 3.13.

“Par Call Date” has the meaning assigned to that term in Section 3.7(a).

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Issuer and its Subsidiaries are engaged on the Closing Date.

“Rating Agency” means (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of United’s board of directors or the Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.

“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency), the rating of the Notes by each Rating Agency shall be decreased by one or more gradations and in each case below Investment Grade; provided that each Rating Agency indicates that such downgrade is as a result of such Change of Control.

“Routes” means the authority pursuant to Title 49 or other applicable law, to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including, without limitation, applicable frequencies, exemption and certificate authorities.

“Regular Record Date” has the meaning assigned to that term in Section 3.5.

“S&P” means S&P Global Ratings and its successors.

“Slot” means each FAA Slot and each Foreign Slot, as the case may be.

“SRG Assets” means Slots, Routes and Gate Leaseholds.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable.

“Subsidiary” means, with respect to any Person:

(1)            any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)            any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trademarks” means all trademarks, service marks, trade names, business names, corporate names and other source or business identifiers, trade dress, look and feel, product and service names, logos, brand names, designs, slogans, common law trademarks and service marks, 800 numbers, domain names, URLs, social media usernames, handles, hashtags and account names, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications, renewals, extensions and registrations therefor, and all goodwill associated with or related to any of the foregoing or the business connected with the use of, and symbolized by, the foregoing.

“Trade Secrets” means all confidential or proprietary information, trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and know-how, which may include without limitation all inventions (whether or not patentable), ideas, discoveries, invention disclosures, methods, methodologies, processes, designs, algorithms, source code, customer lists and data, databases, compilations, collections of data, practices, processes, specifications, techniques, improvements, prototypes, devices, test procedures, flow diagrams, research and development, and formulas.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of the Indenture.

“UAL” means United Airlines Holdings, Inc., a Delaware corporation formerly known as United Continental Holdings, Inc.

“Underwriters” means Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, NatWest Markets Securities Inc., SMBC Nikko Securities America, Inc., Loop Capital Markets LLC, ING Financial Markets LLC, and Raymond James & Associates, Inc.

“United” means United Airlines, Inc., a Delaware corporation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 8. Miscellaneous.

8.1 Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. UAL, UNITED AND THE TRUSTEE EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

8.2 Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of them together shall represent the same agreement. Any signature to this Seventh Supplemental Indenture may be delivered by e-mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, the New York Electronic Signature and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

8.3 Trustee Not Responsible for Recitals. The recitals herein contained are made by UAL and United and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture, the Notes or the Note Guarantee. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Seventh Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

8.4 Confirmation of Indenture. The Original Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

8.5 Conflict with Trust Indenture Act. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included by the Trust Indenture Act, the required provision shall control.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ J. Eric Harder
	Name:	J. Eric Harder
	Title:	Vice President and Treasurer

UNITED AIRLINES, INC.

By:	/s/ J. Eric Harder
	Name:	J. Eric Harder
	Title:	Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann Dolezal
	Name:	Ann M. Dolezal
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

Form of Note

[See Attached]

Exhibit A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE ORIGINAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE).

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO THE ISSUER AND THE TRUSTEE THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (COLLECTIVELY, “PLANS”), AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES ASSETS OF ANY PLAN OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.

1

EACH PURCHASER OR TRANSFEREE OF A NOTE THAT IS A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) NONE OF THE ISSUER, THE GUARANTOR, OR THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES, HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN NOTES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE PLAN’S ACQUISITION OF NOTES (UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED); AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.

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CUSIP No.: 910047 AM1

UNITED AIRLINES HOLDINGS, INC.

4.875% SENIOR NOTES DUE 2029

No. [   ]

UNITED AIRLINES HOLDINGS, INC., a Delaware corporation (the “Issuer,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of $500,000,000, on March 1, 2029.

Interest Payment Dates: March 1 and September 1, beginning on September 1, 2026.

Record Dates: February 15 and August 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature Page on Next Page]

3

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officers.

UNITED AIRLINES HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

4

Certificate of Authentication

This is one of the 4.875% Senior Notes due 2029 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated:    [                 ]

5

(REVERSE OF SECURITY)

4.875% SENIOR NOTES DUE 2029

(1)            Interest. United Airlines Holdings, Inc., a Delaware corporation (the “Issuer”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 4.875% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on September 1, 2026, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from February 6, 2026.

(2)            Terms of Payment. Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Issuer maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each installment of interest on any Note may be paid at the Issuer’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register. Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to the Indenture at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes. All amounts payable by the Issuer with respect to the Notes shall be in U.S. dollars.

(3)            Registrar and Paying Agent. Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes. The Issuer may remove any Paying Agent or Registrar without notice to the Holders.

(4)            Indenture. The Issuer issued the Notes under the Indenture dated as of May 7, 2013 (the “Original Indenture”), among (a) the Issuer, (b) United Airlines, Inc. (the “Guarantor”) and (c) the Trustee, as supplemented by the Seventh Supplemental Indenture, dated as of February 6, 2026 (the “Seventh Supplemental Indenture”), among the Issuer, the Guarantor, and the Trustee (the Original Indenture, as supplemented by the Seventh Supplemental Indenture, the “Indenture”). This Note is one of a duly authorized series of notes of the Issuer designated as its 4.875% Senior Notes due 2029. The Notes are initially limited in aggregate principal amount to $1,000,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and

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Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)            Optional Redemption; Change of Control Repurchase.

(a)            The Notes will be redeemable, at the Issuer’s option, in whole or in part, at any time from time to time, pursuant to the terms of the Indenture. If the Notes are redeemed at any time prior to December 1, 2028 (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date, and assuming final maturity on the Par Call Date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed, if any, up to, but not including such redemption date. On or after the Par Call Date, the Issuer may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, such redemption date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(b)            Upon the occurrence of a Change of Control Triggering Event, subject to the terms and conditions of the Indenture, each Holder of Notes will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase.

(6)            Denominations; Transfer; Exchange. The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Issuer may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note). Neither the Issuer nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

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(7)            Persons Deemed Owners. The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.

(8)            Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust. Thereafter, the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Issuer as trustee thereof, shall cease.

(9)            Satisfaction and Discharge Prior to Redemption or Stated Maturity. Subject to certain conditions, the Issuer may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee as trust funds in cash or non-callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.

(10)          Amendment; Supplement; Waiver. Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)          Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer or the Guarantor), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Issuer (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer or the Guarantor occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may withhold from Holders of Notes notice of any continuing Default with respect

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to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if a committee of the Trustee’s Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

(12)          Trustee Dealings With Issuer. Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

(13)          No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or of the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantee.

(14)          Authentication. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(15)          Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(16)          Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP Numbers. The Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders. Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                  , agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.1 of the Seventh Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.1 of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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EXHIBIT B

Form of Notation of Note Guarantee

[See Attached]

Exhibit B

NOTATION OF NOTE GUARANTEE

For value received, United Airlines, Inc. (the “Guarantor”, which term includes any successor Person under the Indenture (as defined below)) has fully and unconditionally guaranteed, to the extent set forth in the Indenture, dated as of May 7, 2013, among United Airlines Holdings, Inc. (formerly known as United Continental Holdings, Inc., the “Issuer”), the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Original Indenture”), as supplemented by the Seventh Supplemental Indenture, dated as of February 6, 2026, among the Issuer, the Guarantor, and the Trustee (the “Seventh Supplemental Indenture”) (the Original Indenture, as supplemented by the Seventh Supplemental Indenture, the “Indenture”), the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Issuer with respect to the Notes to the Holders or the Trustee under the Notes or the Indenture. In case of the failure of the Issuer or any successor thereto punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Issuer. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Original Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

Dated: [ ]	UNITED AIRLINES, INC.

By:
Name:
Title:

Signature Page to Note Guarantee